Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--October 22, 2020
THIRD QUARTER 2020 FINANCIAL RESULTS

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio[1]	Book value per common share
$135.8 million	$1.36	$181.3 million	3.71%	39.7%	$31.98
					$29.03[1], excluding goodwill and intangibles

CEO COMMENTARY:
“The flexibility of Western Alliance’s diversified business model drove the Company’s record third quarter performance,” said Kenneth A. Vecchione, President and Chief Executive Officer. “Our deep segment and product expertise enables us to pivot our business in response to a changing external environment and we continue to prove that we can achieve industry-leading profitability and growth, while maintaining prudent credit risk management. Net income of $135.8 million and earnings per share of $1.36 are each up over 45% from the prior quarter, benefiting from a decline in the provision for credit losses of $77.3 million as the macroeconomic outlook improved and the Company grew loans in low-risk asset classes. In addition, return on average tangible common equity[1] of 18.7% for the quarter continues to be among the highest in the industry.”

"The Company produced another quarter of sizable loan and deposit growth of $985 million and $1.3 billion, respectively. While deposit growth ($314 million over loan growth) provides a stable base for asset expansion in future quarters, it added transitory pressure on net interest margin, which declined 48 basis points from the prior quarter to 3.71%, largely as a result of excess liquidity that had not been fully deployed at quarter-end. Nonperforming assets to total assets remained stable at 0.47%, attributable to the Company’s timely credit mitigation actions that also resulted in a decline in loan deferrals to 5.0% of total loans. Capital levels also remain strong with a tangible common equity ratio[1] of 8.9% and a total ACL to funded loans ratio of 1.46%, excluding PPP loans.”

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $135.8 million and earnings per share of $1.36, compared to $93.3 million and $0.93, respectively
▪Net revenue of $305.3 million, a decrease of 4.5%, or $14.3 million, compared to an increase in non-interest expenses of 8.1%, or $9.3 million
▪Pre-provision net revenue1 of $181.3 million, down $23.6 million from $204.9 million
▪Effective tax rate of 18.50%, compared to 17.36%
▪Net income of $135.8 million and earnings per share of $1.36, up 6.6% and 9.7%, from $127.4 million and $1.24, respectively
▪Net revenue of $305.3 million, an increase of 6.8%, or $19.5 million, compared to a decrease in non-interest expenses of $2.1 million
▪Pre-provision net revenue1 of $181.3 million, up $21.5 million from $159.7 million
▪Effective tax rate of 18.50%, compared to 18.30%

FINANCIAL POSITION RESULTS:
▪Total loans of $26.0 billion, up $985 million, or 15.6% annualized
▪Total deposits of $28.8 billion, up $1.3 billion, or 18.8% annualized
▪Stockholders' equity of $3.2 billion, up $122 million
▪Increase in total loans of $5.9 billion, or 29.1%
▪Increase in total deposits of $6.4 billion, or 28.5%
▪Increase in stockholders' equity of $301 million

LOANS AND ASSET QUALITY:
▪Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.47%, flat from the prior quarter
▪Annualized net loan charge-offs to average loans outstanding of 0.13%, compared to 0.09%
▪Nonperforming assets to total assets of 0.47%, compared to 0.25%
▪Annualized net loan charge-offs (recoveries) to average loans outstanding of 0.13%, compared to (0.01)%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.71%, compared to 4.19%
▪Return on average assets and on tangible common equity1 of 1.66% and 18.73%, compared to 1.22% and 13.60%, respectively
▪Tangible common equity ratio1 of 8.9%, flat from the prior quarter
▪Tangible book value per share1, net of tax, of $29.03, an increase of 4.3% from $27.84
▪Efficiency ratio1 of 39.7%, compared to 35.1%
▪Net interest margin of 3.71%, compared to 4.41%
▪Return on average assets and on tangible common equity1 of 1.66% and 18.73%, compared to 1.94% and 19.41%, respectively
▪Tangible common equity ratio1 of 8.9%, compared to 10.1%
▪Tangible book value per share1, net of tax, of $29.03, an increase of 13.4% from $25.60
▪Efficiency ratio1 of 39.7%, compared to 43.2%
1     See reconciliation of Non-GAAP Financial Measures on page 20.

Income Statement
Net interest income was $284.7 million in the third quarter 2020, a decrease of $13.7 million from $298.4 million in the second quarter 2020, and an increase of $18.3 million, or 6.9%, compared to the third quarter 2019. Net interest income was impacted by changes in prepayment assumptions on PPP loans, which resulted in reversal of $6.4 million of net deferred loan fee accretion on PPP loans recognized in the prior quarter and a decrease of $4.2 million in current quarter accretion.
Provision for credit losses2 was $14.7 million in the third quarter 2020, a decrease of $77.3 million from $92.0 million in the second quarter 2020, and an increase of $10.9 million from $3.8 million in the third quarter 2019. The significant decrease in the provision for credit losses during the third quarter 2020 is due to improvement in economic forecasts relative to June 30, 2020 and concentration of loan growth in portfolio segments with lower expected loss rates. The CECL standard, adopted by the Company in the first quarter of 2020, changes the methodology for estimating credit losses on financial instruments from an incurred loss model to an expected total loss model. This results in the recognition of expected losses over the life of a loan at the time that the loan is originated, rather than after a loss has been incurred, which results in an acceleration in the timing of loss recognition. Further, as the Company's CECL models incorporate historical experience, current conditions, and reasonable and supportable forecasts in measuring expected credit losses, the current uncertainty in the overall economy contributed to an increased provision for credit losses for 2020.
The Company’s net interest margin in the third quarter 2020 was 3.71%, a decrease from 4.19% in the second quarter 2020 and from 4.41% in the third quarter 2019. The decrease in net interest margin from the prior periods is largely a result of excess liquidity from deposit growth that has outpaced loan growth as well as a decrease in net deferred loan fee accretion on PPP loans from the prior quarter, as discussed above. These drivers of net interest margin compression during the quarter are expected to be temporary in nature and will taper off over time.
Non-interest income was $20.6 million for the third quarter 2020, compared to $21.3 million for the second quarter 2020, and $19.4 million for the third quarter 2019.
Net revenue was $305.3 million for the third quarter 2020, a decrease of $14.3 million, compared to $319.7 million for the second quarter 2020, and an increase of $19.5 million, or 6.8%, compared to $285.9 million for the third quarter 2019.
Non-interest expense was $124.1 million for the third quarter 2020, compared to $114.8 million for the second quarter 2020, and $126.2 million for the third quarter 2019. The Company’s efficiency ratio1 was 39.7% for the third quarter 2020, compared to 35.1% in the second quarter 2020, and 43.2% for the third quarter 2019.
Income tax expense was $30.8 million for the third quarter 2020, compared to $19.6 million for the second quarter 2020, and $28.5 million for the third quarter 2019. The increase in income tax expense from the prior quarter is primarily the result of an increase in pre-tax income during the third quarter 2020 in conjunction with a marginal increase in the effective tax rate.
Net income was $135.8 million for the third quarter 2020, an increase of $42.5 million from $93.3 million for the second quarter 2020, and an increase of $8.4 million, or 6.6%, from $127.4 million for the third quarter 2019. Earnings per share was $1.36 for the third quarter 2020, compared to $0.93 for the second quarter 2020, and $1.24 for the third quarter 2019. As discussed above, the increase in net income and earnings per share for the third quarter 2020 compared to the prior quarter was driven by the decrease in the provision for credit losses.
The Company views its pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense. For the third quarter 2020, the Company’s PPNR1 was $181.3 million, down $23.6 million from $204.9 million in the second quarter 2020, and up $21.5 million from $159.7 million in the third quarter 2019. PPNR for the second quarter 2020 benefited from a $5.6 million gain related to restructuring of the Company's bank owned life insurance as well as recognition of $13.9 million in net deferred fee accretion and $5.6 million in cost deferrals related to PPP loans.
The Company had 1,885 full-time equivalent employees and 49 offices at September 30, 2020, compared to 1,851 employees and 47 offices at June 30, 2020, and 1,814 employees and 47 offices at September 30, 2019.

1    See reconciliation of Non-GAAP Financial Measures on page 20.
2    Upon adoption of CECL on January 1, 2020, Provision for credit losses has been modified to also include amounts related to unfunded loan commitments and investment securities. Prior period amounts have been restated to conform to the current presentation.

Balance Sheet
Gross loans totaled $26.0 billion at September 30, 2020, an increase of $985 million from $25.0 billion at June 30, 2020, and an increase of $5.9 billion from $20.2 billion at September 30, 2019. By loan type, the largest increases from the prior quarter include $892 million in commercial and industrial loans and $103 million in construction and land development loans. From September 30, 2019, the largest increases in the loan balance were driven by commercial and industrial loans of $4.9 billion (includes $1.7 billion of PPP loans), residential real estate loans of $525 million, and CRE non-owner occupied loans of $376 million. The Company's allowance for credit losses on loans consists of an allowance for funded loans and an allowance for unfunded loan commitments. At September 30, 2020, the allowance for loan losses to loans held for investment was 1.19%, compared to 1.24% at June 30, 2020, and 0.82% at September 30, 2019. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to loans held for investment was 1.37% at September 30, 2020, compared to 1.39% at June 30, 2020, and 0.86% at September 30, 2019.
Deposits totaled $28.8 billion at September 30, 2020, an increase of $1.3 billion from $27.5 billion at June 30, 2020, and an increase of $6.4 billion from $22.4 billion at September 30, 2019. By deposit type, the largest increases from the prior quarter include $777 million from non-interest bearing demand deposits and $752 million from savings and money market accounts. These increases were offset by a decrease in certificates of deposit of $276 million. From September 30, 2019, deposits increased across most deposit types, with increases in non-interest bearing demand deposits of $4.3 billion, savings and money market accounts of $1.5 billion, and interest-bearing demand deposits of $1.0 billion. These increases were partially offset by a decrease in certificates of deposit of $416 million. Non-interest bearing deposits were $13.0 billion at September 30, 2020, compared to $12.2 billion at June 30, 2020, and $8.8 billion at September 30, 2019.
The table below shows the Company's deposit types as a percentage of total deposits:

	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019
Non-interest bearing	45.1%	44.4%	39.0%
Savings and money market	36.7	35.7	40.4
Interest-bearing demand	12.3	12.7	11.2
Certificates of deposit	5.9	7.2	9.4
The Company’s ratio of loans to deposits was 90.2% at September 30, 2020, compared to 90.9% at June 30, 2020, and 89.8% at September 30, 2019.
Borrowings were $10 million at September 30, 2020 and June 30, 2020, and zero at September 30, 2019. The increase in borrowings from September 30, 2019 is due to an increase in short-term borrowings from the FHLB.
Qualifying debt totaled $619 million at September 30, 2020, compared to $618 million at June 30, 2020, and $389 million at September 30, 2019. The increase in qualifying debt from September 30, 2019 is primarily due to the issuance of $225 million in subordinated debt in May 2020.
Stockholders’ equity was $3.2 billion at September 30, 2020, compared to $3.1 billion at June 30, 2020, and $2.9 billion at September 30, 2019. The increase in stockholders' equity from September 30, 2019 is primarily a function of net income, partially offset by share repurchases and dividends to shareholders as well as the adoption impact of CECL. During the third quarter 2020, the Company's Board of Directors approved a cash dividend of $0.25 per share. The dividend payment to shareholders totaled $25.2 million, and was paid on August 27, 2020.
At September 30, 2020, tangible common equity, net of tax, was 8.9% of tangible assets1 and total capital was 13.0% of risk-weighted assets. The Company’s tangible book value per share1 was $29.03 at September 30, 2020, up 13.4% from September 30, 2019.
Total assets increased 4.5% to $33.3 billion at September 30, 2020, from $31.9 billion at June 30, 2020, and increased 26.6% from $26.3 billion at September 30, 2019. The increase in total assets from the prior year was driven by organic loan and deposit growth.
Asset Quality
The provision for credit losses totaled $14.7 million for the third quarter 2020, compared to $92.0 million for the second quarter 2020, and $3.8 million for the third quarter 2019. Net loan charge-offs (recoveries) in the third quarter 2020 were $8.2 million, or 0.13% of average loans (annualized), compared to $5.5 million, or 0.09%, in the second quarter 2020, and $(0.6) million, or (0.01)%, in the third quarter 2019.
Nonaccrual loans increased $6.8 million to $146.5 million during the quarter and increased $96.1 million from September 30, 2019. Loans past due 90 days and still accruing interest were $28.1 million at September 30, 2020, compared to zero at June 30, 2020 and September 30, 2019. Loans past due 30-89 days and still accruing interest totaled $24.3 million at September 30, 2020, an increase from $9.3 million at June 30, 2020, and a decrease from $29.5 million at September 30, 2019.
Repossessed assets totaled $8.6 million at September 30, 2020, a decrease of $0.8 million from $9.4 million at June 30, 2020, and a decrease of $6.9 million from $15.5 million at September 30, 2019. Classified assets totaled $325.7 million at September 30, 2020, an increase of $27.2 million from $298.5 million at June 30, 2020, and an increase of $105.2 million from $220.4 million at September 30, 2019.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 9.9% at September 30, 2020, compared to 9.5% at June 30, 2020, and 7.8% at September 30, 2019.
1     See reconciliation of Non-GAAP Financial Measures on page 20.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include Arizona, Nevada, Southern California, and Northern California, provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank, and Bridge Bank.
The Company's National Business Lines ("NBL") segments provide specialized banking services to niche markets. The Company's NBL reportable segments include Homeowner Associations ("HOA") Services, Hotel Franchise Finance ("HFF"), Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas.
The Corporate & Other segment consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and NBL segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $11.2 billion at September 30, 2020, a decrease of $33 million during the quarter, and an increase of $1.5 billion during the last twelve months. The decline in loans during the quarter was driven by decreases in the Nevada and Southern California segments of $76 million and $46 million, respectively. These decreases were partially offset by increases in the Arizona and Northern California segments of $51 million and $38 million, respectively. During the last twelve months, each of the regional segments reported loan growth, with increases in the Northern California, Nevada, Arizona, and Southern California segments of $560 million, $433 million, $420 million, and $70 million, respectively. Total deposits for the regional segments were $19.5 billion, an increase of $1.5 billion during the quarter, and an increase of $4.3 billion during the last twelve months. The increase in deposits during the quarter was spread across all regional segments, with the largest increases in the Arizona and Southern California segments of $913 million and $478 million, respectively. The growth in deposits over the last twelve months was spread across all regional segments with increases in the Arizona, Southern California, Northern California, and Nevada segments of $2.6 billion, $749 million, $470 million, and $465 million, respectively.
Pre-tax income for the regional segments was $116.1 million for the three months ended September 30, 2020, an increase of $33.3 million from the three months ended June 30, 2020, and an increase of $12.1 million from the three months ended September 30, 2019. The increase in pre-tax income during the quarter was primarily attributable to increases in the Arizona and Southern California segments of $22.9 million and $9.5 million, respectively. These increases were partially offset by a decrease in the Nevada segment of $0.7 million. Pre-tax income from the three months ended September 30, 2019 was driven by increases in the Arizona and Northern California segments of $14.5 million and $3.2 million, respectively, which were partially offset by decreases in the Nevada and Southern California segments of $3.4 million and $2.1 million, respectively. For the nine months ended September 30, 2020, the regional segments reported total pre-tax income of $287.9 million, a decrease of $1.2 million compared to the nine months ended September 30, 2019. The decrease was driven by decreases in the Southern California and Nevada segments of $12.7 million and $4.6 million, respectively. These decreases were partially offset by increases in the Arizona and Northern California segments of $14.4 million and $1.6 million, respectively.
The NBL segments reported gross loan balances of $14.8 billion at September 30, 2020, an increase of $1.0 billion during the quarter, and an increase of $4.4 billion during the last twelve months. Each of the NBL segments reported loan growth during the quarter, with the largest increases in the Other NBLs and Technology & Innovation segments of $829 million and $123 million, respectively. During the last twelve months, each of the NBL segments reported loan growth, with the Other NBLs, Technology & Innovation, HFF, and Public & Nonprofit Finance segments contributing the largest increases of $3.1 billion, $952 million, $203 million, and $104 million, respectively. Total deposits for the NBL segments were $8.4 billion, an increase of $247 million during the quarter, and an increase of $2.0 billion during the last twelve months. The increase in deposits from the prior quarter is primarily attributable to the Technology & Innovation segment, which increased deposits by $230 million. The increase in deposits of $2.0 billion during the last twelve months is attributable to growth in the Technology & Innovation and HOA Services segments of $1.4 billion and $646 million, respectively.
Pre-tax income for the NBL segments was $109.1 million for the three months ended September 30, 2020, an increase of $34.3 million from the three months ended June 30, 2020, and an increase of $38.0 million from the three months ended September 30, 2019. The increase in pre-tax income from the prior quarter was driven by increases in the Technology & Innovation and HFF segments of $25.4 million and $16.1 million, respectively. These increases were partially offset by decreases in the Other NBLs and HOA Services segments of $4.7 million and $3.6 million, respectively. The drivers of the increase in pre-tax income from the same period in the prior year were the Technology & Innovation and Other NBLs segments, which had increases of $22.3 million and $17.8 million, respectively. Pre-tax income for the NBL segments for the nine months ended September 30, 2020 totaled $231.9 million, an increase of $41.2 million compared to the nine months ended September 30, 2019. The Other NBLs, Technology & Innovation, and HOA Services segments each reported an increase in pre-tax income of $47.4 million, $18.8 million, and $3.3 million, respectively. These increases in pre-tax income were offset by decreases in the HFF and Public & Nonprofit Finance segments of $24.4 million and $4.0 million, respectively.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its third quarter 2020 financial results at 12:00 p.m. ET on Friday, October 23, 2020. Participants may access the call by dialing 1-888-317-6003 and using passcode 4467607 or via live audio webcast using the website link https://services.choruscall.com/links/wal201016.html. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET October 23rd through 9:00 a.m. ET November 23rd by dialing 1-877-344-7529 passcode: 10148637.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Adoption of Accounting Standards
During the first quarter of 2020, the Company adopted the Accounting Standards Updates ("ASU") related to credit losses, which include ASU 2016-13, Measurement of Credit Losses on Financial Instruments, ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, ASU 2019-05, Financial Instruments - Credit Losses, and ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments—Credit Losses.
The new standards significantly change the impairment model for most financial assets that are measured at amortized cost, including off-balance sheet credit exposures, from an incurred loss model to an expected loss model. The amendments in ASU 2016-13 require that an organization measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. The Company adopted the amendments within ASU 2016-13 using the modified retrospective method for all financial assets measured at amortized cost and off-balance sheet credit exposures. The Company recorded a cumulative effect adjustment to retained earnings, which resulted in a total decrease to retained earnings of $24.9 million as of January 1, 2020. This adjustment was due primarily to expected total losses under the new model in the Company's loan portfolio and its off-balance sheet credit exposures.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends, and the impact of the COVID-19 pandemic and related economic conditions. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission; the potential adverse effects of the ongoing COVID-19 pandemic and any governmental or societal responses thereto, or other unusual and infrequently occurring events; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes including in response to the COVID-19 pandemic such as the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) and the rules and regulations that may be promulgated thereunder; or changes in accounting principles, policies or guidelines (including changes related to CECL); supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $30 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. The company has ranked in the top 10 on the Forbes “Best Banks in America” list for five consecutive years, 2016-2020, and was named #1 best-performing of the 50 largest public U.S. banks for 2019 by S&P Global Market Intelligence. Its primary subsidiary, Western Alliance Bank, Member FDIC, helps business clients realize their ambitions with local teams of experienced bankers who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. A national presence with a regional footprint, Western Alliance Bank operates individually branded, full-service banking divisions and has offices in key markets nationwide. For more information, visit westernalliancebank.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of September 30,
				2020	2019	Change %
				(in millions)
Total assets				$33,335.5	$26,324.2	26.6%
Gross loans, net of deferred fees				26,014.0	20,152.8	29.1
Investment securities				4,701.1	4,148.1	13.3
Total deposits				28,843.4	22,440.8	28.5
Qualifying debt				618.8	388.9	59.1
Stockholders' equity				3,224.0	2,923.0	10.3
Tangible common equity, net of tax (1)				2,926.7	2,627.1	11.4

Selected Income Statement Data:
	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2020	2019	Change %	2020	2019	Change %
	(in thousands, except per share data)			(in thousands, except per share data)
Interest income	$304,843	$315,608	(3.4)%	$930,297	$909,624	2.3%
Interest expense	20,105	49,186	(59.1)	78,139	141,185	(44.7)
Net interest income	284,738	266,422	6.9	852,158	768,439	10.9
Provision for credit losses	14,661	3,803	NM	157,837	15,303	NM
Net interest income after provision for credit losses	270,077	262,619	2.8	694,321	753,136	(7.8)
Non-interest income	20,606	19,441	6.0	46,985	49,069	(4.2)
Non-interest expense	124,092	126,152	(1.6)	359,372	352,279	2.0
Income before income taxes	166,591	155,908	6.9	381,934	449,926	(15.1)
Income tax expense	30,822	28,533	8.0	68,929	78,819	(12.5)
Net income	$135,769	$127,375	6.6	$313,005	$371,107	(15.7)
Diluted earnings per share	$1.36	$1.24	9.7	$3.11	$3.59	(13.4)

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2020	2019	Change %	2020	2019	Change %
Diluted earnings per share	$1.36	$1.24	9.7%	$3.11	$3.59	(13.4)%
Book value per common share	31.98	28.48	12.3
Tangible book value per share, net of tax (1)	29.03	25.60	13.4
Average shares outstanding (in thousands):
Basic	99,850	102,041	(2.1)	100,322	103,024	(2.6)
Diluted	100,059	102,451	(2.3)	100,574	103,468	(2.8)
Common shares outstanding	100,825	102,639	(1.8)

Selected Performance Ratios:
Return on average assets (2)	1.66%	1.94%	(14.4)%	1.38%	2.03%	(32.0)%
Return on average tangible common equity (1, 2)	18.73	19.41	(3.5)	14.90	19.86	(25.0)
Net interest margin (2)	3.71	4.41	(15.9)	4.03	4.56	(11.6)
Efficiency ratio - tax equivalent basis (1)	39.71	43.16	(8.0)	39.07	42.13	(7.3)
Loan to deposit ratio	90.19	89.80	0.4

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans outstanding (2)	0.13%	(0.01)%	(1,400.0)	0.06%	0.02%	NM
Nonaccrual loans to funded loans	0.56	0.25	NM
Nonaccrual loans and repossessed assets to total assets	0.47	0.25	88.0
Allowance for loan losses to funded loans	1.19	0.82	45.1
Allowance for loan losses to nonaccrual loans	212.03	327.83	(35.3)

Capital Ratios:
	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019
Tangible common equity (1)	8.9%	8.9%	10.1%
Common Equity Tier 1 (3)	10.0	10.2	10.3
Tier 1 Leverage ratio (3)	9.3	9.5	10.4
Tier 1 Capital (3)	10.3	10.5	10.6
Total Capital (3)	13.0	13.4	12.6

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for September 30, 2020 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(dollars in thousands, except per share data)
Interest income:
Loans	$276,623	$278,932	$843,085	$808,099
Investment securities	27,403	29,660	83,024	87,694
Other	817	7,016	4,188	13,831
Total interest income	304,843	315,608	930,297	909,624
Interest expense:
Deposits	12,215	43,354	59,736	121,030
Qualifying debt	7,872	5,785	17,833	17,898
Borrowings	18	47	570	2,257
Total interest expense	20,105	49,186	78,139	141,185
Net interest income	284,738	266,422	852,158	768,439
Provision for credit losses (1)	14,661	3,803	157,837	15,303
Net interest income after provision for credit losses	270,077	262,619	694,321	753,136
Non-interest income:
Service charges and fees	5,913	5,888	17,447	17,121
Card income	1,873	1,729	4,768	5,195
Foreign currency income	1,755	1,321	4,242	3,564
Income from bank owned life insurance	1,345	979	8,977	2,938
Income from equity investments	1,186	3,742	6,263	6,619
Lending related income and gains (losses) on sale of loans, net	705	539	2,072	1,343
Gain (loss) on sales of investment securities	—	3,152	230	3,152
Fair value gain (loss) adjustments on assets measured at fair value, net	5,882	222	(986)	4,628
Other	1,947	1,869	3,972	4,509
Total non-interest income	20,606	19,441	46,985	49,069
Non-interest expenses:
Salaries and employee benefits	78,757	70,978	220,455	205,328
Legal, professional, and directors' fees	10,034	8,248	31,105	26,885
Occupancy	9,426	8,263	25,752	24,251
Data processing	8,864	7,095	26,044	20,563
Deposit costs	3,246	11,537	14,098	24,930
Insurance	3,064	3,071	9,506	8,691
Loan and repossessed asset expenses	1,771	1,953	5,280	5,419
Business development	950	1,443	4,062	4,972
Marketing	848	842	2,621	2,640
Card expense	505	548	1,631	1,892
Intangible amortization	373	387	1,120	1,161
Net loss (gain) on sales and valuations of repossessed and other assets	123	3,379	(1,335)	2,856
Other	6,131	8,408	19,033	22,691
Total non-interest expense	124,092	126,152	359,372	352,279
Income before income taxes	166,591	155,908	381,934	449,926
Income tax expense	30,822	28,533	68,929	78,819
Net income	$135,769	$127,375	$313,005	$371,107

Earnings per share:
Diluted shares	100,059	102,451	100,574	103,468
Diluted earnings per share	$1.36	$1.24	$3.11	$3.59

(1)    Upon adoption of CECL on January 1, 2020, provision for credit losses has been modified to also include amounts related to unfunded loan commitments and investment securities. Prior period amounts have been restated to conform to the current presentation.

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
	(in thousands, except per share data)
Interest income:
Loans	$276,623	$289,576	$276,886	$284,971	$278,932
Investment securities	27,403	28,254	27,367	28,194	29,660
Other	817	408	2,963	2,255	7,016
Total interest income	304,843	318,238	307,216	315,420	315,608
Interest expense:
Deposits	12,215	15,005	32,516	37,374	43,354
Qualifying debt	7,872	4,712	5,249	5,492	5,785
Borrowings	18	121	431	581	47
Total interest expense	20,105	19,838	38,196	43,447	49,186
Net interest income	284,738	298,400	269,020	271,973	266,422
Provision for credit losses (1)	14,661	92,000	51,176	3,964	3,803
Net interest income after provision for credit losses	270,077	206,400	217,844	268,009	262,619
Non-interest income:
Service charges and fees	5,913	5,130	6,404	6,233	5,888
Card income	1,873	1,178	1,717	1,784	1,729
Foreign currency income	1,755	1,159	1,328	1,423	1,321
Income from bank owned life insurance	1,345	6,670	962	963	979
Income from equity investments	1,186	1,311	3,766	1,671	3,742
Lending related income and gains (losses) on sale of loans, net	705	719	648	1,815	539
Gain (loss) on sales of investment securities	—	158	72	—	3,152
Fair value gain (loss) adjustments on assets measured at fair value, net	5,882	4,432	(11,300)	491	222
Other	1,947	513	1,512	1,647	1,869
Total non-interest income	20,606	21,270	5,109	16,027	19,441
Non-interest expenses:
Salaries and employee benefits	78,757	69,634	72,064	73,946	70,978
Legal, professional, and directors' fees	10,034	10,669	10,402	10,124	8,248
Occupancy	9,426	8,101	8,225	8,256	8,263
Data processing	8,864	8,577	8,603	10,014	7,095
Deposit costs	3,246	3,514	7,338	6,789	11,537
Insurance	3,064	3,444	2,998	3,233	3,071
Loan and repossessed asset expenses	1,771	2,047	1,462	2,152	1,953
Business development	950	831	2,281	2,071	1,443
Marketing	848	869	904	1,559	842
Card expense	505	383	743	454	548
Intangible amortization	373	374	373	386	387
Net loss (gain) on sales and valuations of repossessed and other assets	123	(6)	(1,452)	962	3,379
Other	6,131	6,362	6,540	9,789	8,408
Total non-interest expense	124,092	114,799	120,481	129,735	126,152
Income before income taxes	166,591	112,871	102,472	154,301	155,908
Income tax expense	30,822	19,599	18,508	26,236	28,533
Net income	$135,769	$93,272	$83,964	$128,065	$127,375

Earnings per share:
Diluted shares	100,059	99,993	101,675	102,138	102,451
Diluted earnings per share	$1.36	$0.93	$0.83	$1.25	$1.24

(1)    Upon adoption of CECL on January 1, 2020, provision for credit losses has been modified to also include amounts related to unfunded loan commitments and investment securities. Prior period amounts have been restated to conform to the current presentation.

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
	(in millions)
Assets:
Cash and due from banks	$1,418.7	$1,518.5	$415.7	$434.6	$872.1
Investment securities	4,701.1	4,193.8	4,355.3	4,036.6	4,148.1
Loans held for sale	20.8	20.2	20.9	21.8	21.8
Loans held for investment:
Commercial and industrial	13,648.6	12,756.8	11,204.3	9,382.0	8,707.8
Commercial real estate - non-owner occupied	5,407.4	5,344.3	5,292.7	5,245.6	5,031.3
Commercial real estate - owner occupied	2,213.5	2,257.1	2,289.0	2,316.9	2,299.8
Construction and land development	2,300.5	2,197.5	2,059.4	1,952.2	2,155.6
Residential real estate	2,387.1	2,404.8	2,239.7	2,147.7	1,862.5
Consumer	36.1	48.7	60.2	57.1	74.0
Gross loans, net of deferred fees	25,993.2	25,009.2	23,145.3	21,101.5	20,131.0
Allowance for credit losses	(310.5)	(310.5)	(235.3)	(167.8)	(165.0)
Loans, net	25,682.7	24,698.7	22,910.0	20,933.7	19,966.0
Premises and equipment, net	128.3	127.8	125.9	125.8	125.0
Operating lease right-of-use asset	71.4	70.3	72.3	72.6	74.5
Other assets acquired through foreclosure, net	8.6	9.4	10.6	13.9	15.5
Bank owned life insurance	175.5	174.9	175.0	174.0	173.1
Goodwill and other intangibles, net	299.0	296.9	297.2	297.6	298.0
Other assets	829.4	795.9	775.3	711.3	630.1
Total assets	$33,335.5	$31,906.4	$29,158.2	$26,821.9	$26,324.2
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$13,013.0	$12,236.0	$9,886.5	$8,537.9	$8,755.7
Interest bearing:
Demand	3,554.6	3,508.1	3,578.8	2,760.9	2,509.4
Savings and money market	10,574.9	9,823.2	8,978.1	9,120.7	9,058.4
Certificates of deposit	1,700.9	1,977.3	2,387.3	2,377.0	2,117.3
Total deposits	28,843.4	27,544.6	24,830.7	22,796.5	22,440.8
Customer repurchase agreements	19.7	25.4	23.0	16.7	15.0
Total customer funds	28,863.1	27,570.0	24,853.7	22,813.2	22,455.8
Borrowings	10.0	10.0	308.0	—	—
Qualifying debt	618.8	617.7	389.9	393.6	388.9
Operating lease liability	78.6	76.9	78.7	78.1	79.8
Accrued interest payable and other liabilities	541.0	529.4	528.3	520.3	476.7
Total liabilities	30,111.5	28,804.0	26,158.6	23,805.2	23,401.2
Stockholders' Equity:
Common stock and additional paid-in capital	1,312.4	1,306.3	1,300.3	1,311.4	1,305.5
Retained earnings	1,833.0	1,722.4	1,661.8	1,680.3	1,581.9
Accumulated other comprehensive income	78.6	73.7	37.5	25.0	35.6
Total stockholders' equity	3,224.0	3,102.4	2,999.6	3,016.7	2,923.0
Total liabilities and stockholders' equity	$33,335.5	$31,906.4	$29,158.2	$26,821.9	$26,324.2

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
	(in thousands)
Allowance for loan losses
Balance, beginning of period	$310,550	$235,329	$167,797	$165,021	$160,409
Beginning balance adjustment from adoption of CECL	—	—	19,128	—	—
Provision for credit losses (1)	8,204	80,685	45,241	4,000	4,000
Recoveries of loans previously charged-off:
Commercial and industrial	212	586	1,299	744	2,549
Commercial real estate - non-owner occupied	—	(365)	1,931	4	—
Commercial real estate - owner occupied	5	3	4	5	8
Construction and land development	6	7	10	10	17
Residential real estate	355	18	12	161	131
Consumer	1	10	4	6	6
Total recoveries	579	259	3,260	930	2,711
Loans charged-off:
Commercial and industrial	7,137	4,795	97	2,028	1,950
Commercial real estate - non-owner occupied	1,246	885	—	—	—
Commercial real estate - owner occupied	83	43	—	—	139
Construction and land development	—	—	—	—	—
Residential real estate	307	—	—	—	9
Consumer	—	—	—	126	1
Total loans charged-off	8,773	5,723	97	2,154	2,099
Net loan charge-offs (recoveries)	8,194	5,464	(3,163)	1,224	(612)
Balance, end of period	$310,560	$310,550	$235,329	$167,797	$165,021

Allowance for unfunded loan commitments
Balance, beginning of period	$36,292	$29,644	$8,955	$8,991	$9,188
Beginning balance adjustment from adoption of CECL	—	—	15,089	—	—
Provision for credit losses (1)	8,142	6,648	5,600	(36)	(197)
Balance, end of period (2)	$44,434	$36,292	$29,644	$8,955	$8,991

Components of the allowance for credit losses on loans
Allowance for loan losses	$310,560	$310,550	$235,329	$167,797	$165,021
Allowance for unfunded loan commitments	44,434	36,292	29,644	8,955	8,991
Total allowance for credit losses on loans	$354,994	$346,842	$264,973	$176,752	$174,012

Net charge-offs (recoveries) to average loans - annualized	0.13%	0.09%	(0.06)%	0.02%	(0.01)%

Allowance for loan losses to funded loans	1.19%	1.24%	1.02%	0.80%	0.82%
Allowance for credit losses to funded loans	1.37	1.39	1.14	0.84	0.86
Allowance for loan losses to nonaccrual loans	212.03	222.26	271.83	299.81	327.83
Allowance for credit losses to nonaccrual loans	242.36	248.24	306.07	315.81	345.69

(1)    Upon adoption of CECL on January 1, 2020, the provision for credit losses presented in the income statement has been modified to include amounts related to unfunded loan commitments and investment securities. The above tables reflect the provision for credit losses on funded and unfunded loans. A recovery of credit losses on investment securities totaled $1.7 million, resulting in an ending allowance for credit losses on investment securities of $6.0 million.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
	(in thousands)
Nonaccrual loans	$146,472	$139,721	$86,573	$55,968	$50,338
Nonaccrual loans to funded loans	0.56%	0.56%	0.37%	0.27%	0.25%
Repossessed assets	$8,591	$9,424	$10,647	$13,850	$15,483
Nonaccrual loans and repossessed assets to total assets	0.47%	0.47%	0.33%	0.26%	0.25%

Loans past due 90 days, still accruing	$28,129	$—	$—	$—	$—
Loans past due 90 days and still accruing to funded loans	0.11%	—%	—%	—%	—%
Loans past due 30 to 89 days, still accruing	$24,259	$9,267	$38,461	$14,479	$29,502
Loans past due 30 to 89 days, still accruing to funded loans	0.09%	0.04%	0.17%	0.07%	0.15%

Special mention loans	$476,839	$395,537	$104,220	$180,479	$233,835
Special mention loans to funded loans	1.83%	1.58%	0.45%	0.86%	1.16%

Classified loans on accrual	$170,546	$149,298	$149,812	$91,286	$139,576
Classified loans on accrual to funded loans	0.66%	0.60%	0.65%	0.43%	0.69%
Classified assets	$325,659	$298,493	$247,082	$171,246	$220,423
Classified assets to total assets	0.98%	0.94%	0.85%	0.64%	0.84%

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2020			June 30, 2020
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$12,687.9	$130,041	4.17%	12,318.3	$141,885	4.73%
CRE - non-owner occupied	5,393.1	63,813	4.72	5,345.0	65,609	4.95
CRE - owner occupied	2,232.7	26,645	4.85	2,273.7	27,517	4.97
Construction and land development	2,209.3	32,293	5.83	2,128.5	30,900	5.86
Residential real estate	2,396.0	23,358	3.88	2,329.4	22,970	3.97
Consumer	38.5	473	4.89	53.7	695	5.21
Loans held for sale	20.3	—	—	21.7	—	—
Total loans (1), (2), (3)	24,977.8	276,623	4.47	24,470.3	289,576	4.82
Securities:
Securities - taxable	2,811.6	14,769	2.09	2,781.3	16,254	2.35
Securities - tax-exempt	1,556.4	12,634	4.07	1,403.3	12,000	4.34
Total securities (1)	4,368.0	27,403	2.79	4,184.6	28,254	3.02
Cash and other	1,926.4	817	0.17	671.4	408	0.24
Total interest earning assets	31,272.2	304,843	3.97	29,326.3	318,238	4.46
Non-interest earning assets
Cash and due from banks	163.8			162.0
Allowance for credit losses	(325.0)			(271.2)
Bank owned life insurance	175.0			186.6
Other assets	1,237.4			1,221.8
Total assets	$32,523.4			$30,625.5
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$3,636.3	$1,463	0.16%	$3,495.4	$1,565	0.18%
Savings and money market	10,170.1	5,661	0.22	9,428.4	5,564	0.24
Certificates of deposit	1,845.5	5,091	1.10	2,150.5	7,876	1.47
Total interest-bearing deposits	15,651.9	12,215	0.31	15,074.3	15,005	0.40
Short-term borrowings	36.0	18	0.20	267.4	121	0.18
Qualifying debt	616.2	7,872	5.08	489.0	4,712	3.88
Total interest-bearing liabilities	16,304.1	20,105	0.49	15,830.7	19,838	0.50
Interest cost of funding earning assets			0.26			0.27
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	12,422.2			11,130.0
Other liabilities	617.0			608.7
Stockholders’ equity	3,180.1			3,056.1
Total liabilities and stockholders' equity	$32,523.4			$30,625.5
Net interest income and margin (4)		$284,738	3.71%		$298,400	4.19%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $7.2 million and $7.0 million for the three months ended September 30, 2020 and June 30, 2020, respectively.
(2)    Included in the yield computation are net loan fees of $18.2 million and $27.8 million for the three months ended September 30, 2020 and June 30, 2020, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$12,687.9	$130,041	4.17%	$8,423.0	$118,332	5.72%
CRE - non-owner occupied	5,393.1	63,813	4.72	4,722.2	69,421	5.85
CRE - owner occupied	2,232.7	26,645	4.85	2,259.6	30,099	5.38
Construction and land development	2,209.3	32,293	5.83	2,226.3	39,177	7.00
Residential real estate	2,396.0	23,358	3.88	1,701.6	20,913	4.88
Consumer	38.5	473	4.89	69.5	990	5.65
Loans held for sale	20.3	—	—	0.2	—	—
Total loans (1), (2), (3)	24,977.8	276,623	4.47	19,402.4	278,932	5.79
Securities:
Securities - taxable	2,811.6	14,769	2.09	3,073.1	20,575	2.66
Securities - tax-exempt	1,556.4	12,634	4.07	1,062.1	9,085	4.30
Total securities (1)	4,368.0	27,403	2.79	4,135.2	29,660	3.08
Cash and other	1,926.4	817	0.17	1,009.9	7,016	2.76
Total interest earning assets	31,272.2	304,843	3.97	24,547.5	315,608	5.20
Non-interest earning assets
Cash and due from banks	163.8			346.8
Allowance for credit losses	(325.0)			(162.6)
Bank owned life insurance	175.0			172.5
Other assets	1,237.4			1,094.2
Total assets	$32,523.4			$25,998.4
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$3,636.3	$1,463	0.16%	$2,488.6	$5,061	0.81%
Savings and money market	10,170.1	5,661	0.22	8,456.5	26,608	1.25
Certificates of deposit	1,845.5	5,091	1.10	2,250.4	11,685	2.06
Total interest-bearing deposits	15,651.9	12,215	0.31	13,195.5	43,354	1.30
Short-term borrowings	36.0	18	0.20	17.5	47	1.07
Qualifying debt	616.2	7,872	5.08	387.8	5,785	5.92
Total interest-bearing liabilities	16,304.1	20,105	0.49	13,600.8	49,186	1.43
Interest cost of funding earning assets			0.26			0.79
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	12,422.2			8,916.6
Other liabilities	617.0			579.6
Stockholders’ equity	3,180.1			2,901.4
Total liabilities and stockholders' equity	$32,523.4			$25,998.4
Net interest income and margin (4)		$284,738	3.71%		$266,422	4.41%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $7.2 million and $6.4 million for the three months ended September 30, 2020 and 2019, respectively.
(2)    Included in the yield computation are net loan fees of $18.2 million and $13.4 million for the three months ended September 30, 2020 and 2019, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$11,556.5	$396,578	4.69%	$7,955.6	$340,808	5.88%
CRE - non-owner occupied	5,325.6	198,335	4.99	4,468.4	199,372	5.98
CRE - owner occupied	2,262.4	83,353	5.02	2,279.9	90,113	5.39
Construction and land development	2,115.0	95,451	6.05	2,210.2	118,687	7.20
Residential real estate	2,294.9	67,122	3.91	1,535.9	56,275	4.90
Consumer	49.2	1,922	5.22	64.5	2,844	5.90
Loans held for sale	21.3	324	2.03	0.1	—	—
Total loans (1), (2), (3)	23,624.9	843,085	4.83	18,514.6	808,099	5.92
Securities:
Securities - taxable	2,826.0	48,271	2.28	2,865.6	60,641	2.83
Securities - tax-exempt	1,376.6	34,753	4.25	979.7	27,053	4.62
Total securities (1)	4,202.6	83,024	2.93	3,845.3	87,694	3.29
Cash and other	1,136.2	4,188	0.49	700.7	13,831	2.64
Total interest earning assets	28,963.7	930,297	4.39	23,060.6	909,624	5.38
Non-interest earning assets
Cash and due from banks	173.9			225.9
Allowance for credit losses	(263.2)			(157.8)
Bank owned life insurance	178.7			171.4
Other assets	1,206.1			1,098.6
Total assets	$30,259.2			$24,398.7
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$3,410.9	$7,530	0.29%	$2,511.9	$16,194	0.86%
Savings and money market	9,546.3	28,875	0.40	7,854.9	73,283	1.25
Certificates of deposit	2,113.0	23,331	1.47	2,114.6	31,553	1.99
Total interest-bearing deposits	15,070.2	59,736	0.53	12,481.4	121,030	1.30
Short-term borrowings	150.1	570	0.51	129.4	2,257	2.33
Qualifying debt	500.5	17,833	4.76	376.2	17,898	6.36
Total interest-bearing liabilities	15,720.8	78,139	0.66	12,987.0	141,185	1.45
Interest cost of funding earning assets			0.36			0.82
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	10,813.2			8,118.8
Other liabilities	622.9			495.6
Stockholders’ equity	3,102.3			2,797.3
Total liabilities and stockholders' equity	$30,259.2			$24,398.7
Net interest income and margin (4)		$852,158	4.03%		$768,439	4.56%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $20.6 million and $18.7 million for the nine months ended September 30, 2020 and 2019, respectively.
(2)    Included in the yield computation are net loan fees of $61.5 million and $37.9 million for the nine months ended September 30, 2020 and 2019, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At September 30, 2020:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$6,119.8	$1.5	$8.8	$1.8	$2.3
Loans, net of deferred loan fees and costs	26,014.0	4,388.1	2,612.2	2,376.7	1,785.8
Less: allowance for credit losses	(310.5)	(57.0)	(36.4)	(31.5)	(19.3)
Total loans	25,703.5	4,331.1	2,575.8	2,345.2	1,766.5
Other assets acquired through foreclosure, net	8.6	—	8.5	—	—
Goodwill and other intangible assets, net	299.0	—	23.2	—	153.9
Other assets	1,204.6	47.8	60.1	16.2	20.1
Total assets	$33,335.5	$4,380.4	$2,676.4	$2,363.2	$1,942.8
Liabilities:
Deposits	$28,843.4	$8,541.5	$4,733.9	$3,502.0	$2,741.1
Borrowings and qualifying debt	628.8	—	—	—	—
Other liabilities	639.3	28.7	18.8	8.6	20.0
Total liabilities	30,111.5	8,570.2	4,752.7	3,510.6	2,761.1
Allocated equity:	3,224.0	576.4	343.7	281.2	361.5
Total liabilities and stockholders' equity	$33,335.5	$9,146.6	$5,096.4	$3,791.8	$3,122.6
Excess funds provided (used)	—	4,766.2	2,420.0	1,428.6	1,179.8

No. of offices	49	10	16	9	3
No. of full-time equivalent employees	1,885	114	88	122	119

Income Statement:

Three Months Ended September 30, 2020:	(in thousands)
Net interest income	$284,738	$83,492	$46,625	$35,656	$28,353
Provision for (recovery of) credit losses	14,661	9,830	8,548	5,213	1,856
Net interest income after provision for credit losses	270,077	73,662	38,077	30,443	26,497
Non-interest income	20,606	1,771	2,391	1,186	2,381
Non-interest expense	(124,092)	(17,644)	(15,800)	(14,020)	(12,885)
Income (loss) before income taxes	166,591	57,789	24,668	17,609	15,993
Income tax expense (benefit)	30,822	14,447	5,180	4,930	4,478
Net income	$135,769	$43,342	$19,488	$12,679	$11,515

Nine Months Ended September 30, 2020:	(in thousands)
Net interest income	$852,158	$229,701	$139,328	$104,348	$85,345
Provision for (recovery of) credit losses	157,837	46,623	25,015	23,750	12,680
Net interest income after provision for credit losses	694,321	183,078	114,313	80,598	72,665
Non-interest income	46,985	4,943	7,355	3,269	6,450
Non-interest expense	(359,372)	(58,674)	(44,414)	(43,216)	(38,460)
Income (loss) before income taxes	381,934	129,347	77,254	40,651	40,655
Income tax expense (benefit)	68,929	32,207	16,164	11,241	11,340
Net income	$313,005	$97,140	$61,090	$29,410	$29,315

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At September 30, 2020:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$26.6	$6,078.8
Loans, net of deferred loan fees and costs	280.0	1,686.7	2,329.3	2,099.3	8,451.8	4.1
Less: allowance for credit losses	(2.3)	(17.9)	(41.5)	(40.7)	(63.9)	—
Total loans	277.7	1,668.8	2,287.8	2,058.6	8,387.9	4.1
Other assets acquired through foreclosure, net	—	—	—	—	0.1	—
Goodwill and other intangible assets, net	—	—	119.3	0.1	2.5	—
Other assets	5.4	11.9	9.2	33.4	110.3	890.2
Total assets	$283.1	$1,680.7	$2,416.3	$2,092.1	$8,527.4	$6,973.1
Liabilities:
Deposits	$3,697.9	$—	$4,646.4	$—	$61.4	$919.2
Borrowings and qualifying debt	—	—	—	—	—	628.8
Other liabilities	(2.7)	91.8	5.4	0.9	56.8	411.0
Total liabilities	3,695.2	91.8	4,651.8	0.9	118.2	1,959.0
Allocated equity:	104.9	130.3	397.5	167.5	673.2	187.8
Total liabilities and stockholders' equity	$3,800.1	$222.1	$5,049.3	$168.4	$791.4	$2,146.8
Excess funds provided (used)	3,517.0	(1,458.6)	2,633.0	(1,923.7)	(7,736.0)	(4,826.3)

No. of offices	1	1	10	1	5	(7)
No. of full-time equivalent employees	73	11	79	16	93	1,170

Income Statement:

Three Months Ended September 30, 2020:	(in thousands)
Net interest income	$22,184	$2,800	$48,013	$12,536	$46,582	$(41,503)
Provision for (recovery of) credit losses	(138)	781	(9,048)	2,200	(2,706)	(1,875)
Net interest income after provision for credit losses	22,322	2,019	57,061	10,336	49,288	(39,628)
Non-interest income	134	—	3,126	—	2,924	6,693
Non-interest expense	(9,896)	(1,724)	(11,530)	(2,596)	(12,335)	(25,662)
Income (loss) before income taxes	12,560	295	48,657	7,740	39,877	(58,597)
Income tax expense (benefit)	2,889	68	11,191	1,780	9,172	(23,313)
Net income	$9,671	$227	$37,466	$5,960	$30,705	$(35,284)

Nine Months Ended September 30, 2020:	(in thousands)
Net interest income	$67,740	$6,351	$137,436	$39,442	$128,096	$(85,629)
Provision for (recovery of) credit losses	(2,198)	553	25,471	27,530	(4,737)	3,150
Net interest income after provision for credit losses	69,938	5,798	111,965	11,912	132,833	(88,779)
Non-interest income	350	—	9,247	—	4,108	11,263
Non-interest expense	(29,965)	(5,114)	(36,188)	(7,353)	(35,674)	(60,314)
Income (loss) before income taxes	40,323	684	85,024	4,559	101,267	(137,830)
Income tax expense (benefit)	9,361	380	19,461	893	23,083	(55,201)
Net income	$30,962	$304	$65,563	$3,666	$78,184	$(82,629)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2019:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,471.2	$1.8	$9.0	$2.3	$2.2
Loans, net of deferred loan fees and costs	21,123.3	3,847.9	2,252.5	2,253.9	1,311.2
Less: allowance for credit losses	(167.8)	(31.6)	(18.0)	(18.3)	(9.7)
Total loans	20,955.5	3,816.3	2,234.5	2,235.6	1,301.5
Other assets acquired through foreclosure, net	13.9	—	13.0	0.9	—
Goodwill and other intangible assets, net	297.6	—	23.2	—	154.6
Other assets	1,083.7	48.6	59.4	15.0	19.8
Total assets	$26,821.9	$3,866.7	$2,339.1	$2,253.8	$1,478.1
Liabilities:
Deposits	$22,796.5	$5,384.7	$4,350.1	$2,585.3	$2,373.6
Borrowings and qualifying debt	393.6	—	—	—	—
Other liabilities	615.1	17.8	11.9	1.2	15.9
Total liabilities	23,805.2	5,402.5	4,362.0	2,586.5	2,389.5
Allocated equity:	3,016.7	453.6	301.0	253.3	312.5
Total liabilities and stockholders' equity	$26,821.9	$5,856.1	$4,663.0	$2,839.8	$2,702.0
Excess funds provided (used)	—	1,989.4	2,323.9	586.0	1,223.9

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,835	108	89	120	112

Income Statements:

Three Months Ended September 30, 2019:	(in thousands)
Net interest income	$266,422	$68,828	$40,565	$33,630	$23,504
Provision for (recovery of) credit losses	3,803	103	(62)	(189)	218
Net interest income (expense) after provision for credit losses	262,619	68,725	40,627	33,819	23,286
Non-interest income	19,441	1,821	2,677	1,079	1,917
Non-interest expense	(126,152)	(27,241)	(15,211)	(15,185)	(12,379)
Income (loss) before income taxes	155,908	43,305	28,093	19,713	12,824
Income tax expense (benefit)	28,533	10,826	5,899	5,520	3,591
Net income	$127,375	$32,479	$22,194	$14,193	$9,233

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,814	106	89	121	116

Nine Months Ended September 30, 2019:	(in thousands)
Net interest income	$768,439	$183,772	$119,191	$95,751	$70,533
Provision for (recovery of) credit losses	15,303	1,705	166	611	(653)
Net interest income (expense) after provision for credit losses	753,136	182,067	119,025	95,140	71,186
Non-interest income	49,069	5,050	7,926	3,054	6,299
Non-interest expense	(352,279)	(72,183)	(45,099)	(44,890)	(38,419)
Income (loss) before income taxes	449,926	114,934	81,852	53,304	39,066
Income tax expense (benefit)	78,819	28,733	17,189	14,925	10,939
Net income	$371,107	$86,201	$64,663	$38,379	$28,127

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2019:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$10.1	$4,445.8
Loans, net of deferred loan fees and costs	237.2	1,635.6	1,552.0	1,930.8	6,098.7	3.5
Less: allowance for credit losses	(2.0)	(13.7)	(12.6)	(12.6)	(49.3)	—
Total loans	235.2	1,621.9	1,539.4	1,918.2	6,049.4	3.5
Other assets acquired through foreclosure, net	—	—	—	—	—	—
Goodwill and other intangible assets, net	—	—	119.7	0.1	—	—
Other assets	1.2	18.3	7.3	8.8	64.3	841.0
Total assets	$236.4	$1,640.2	$1,666.4	$1,927.1	$6,123.8	$5,290.3
Liabilities:
Deposits	$3,210.1	$0.1	$3,771.5	$—	$36.9	$1,084.2
Borrowings and qualifying debt	—	—	—	—	—	393.6
Other liabilities	1.8	52.9	0.1	—	2.8	510.7
Total liabilities	3,211.9	53.0	3,771.6	—	39.7	1,988.5
Allocated equity:	84.5	131.6	317.5	158.5	494.3	509.9
Total liabilities and stockholders' equity	$3,296.4	$184.6	$4,089.1	$158.5	$534.0	$2,498.4
Excess funds provided (used)	3,060.0	(1,455.6)	2,422.7	(1,768.6)	(5,589.8)	(2,791.9)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	75	12	76	16	75	1,152

Income Statement:

Three Months Ended September 30, 2019:	(in thousands)
Net interest income	$21,974	$3,394	$33,932	$12,845	$32,935	$(5,185)
Provision for (recovery of) credit losses	60	(191)	895	1,956	1,210	(197)
Net interest income (expense) after provision for credit losses	21,914	3,585	33,037	10,889	31,725	(4,988)
Non-interest income	84	—	5,422	—	1,708	4,733
Non-interest expense	(9,769)	(1,845)	(12,068)	(2,197)	(11,320)	(18,937)
Income (loss) before income taxes	12,229	1,740	26,391	8,692	22,113	(19,192)
Income tax expense (benefit)	2,813	400	6,070	1,999	5,086	(13,671)
Net income	$9,416	$1,340	$20,321	$6,693	$17,027	$(5,521)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	76	12	73	15	69	1,137

Nine Months Ended September 30, 2019:	(in thousands)
Net interest income	$64,520	$10,278	$91,871	$39,279	$88,212	$5,032
Provision for (recovery of) credit losses	27	(136)	2,635	3,587	6,558	803
Net interest income (expense) after provision for credit losses	64,493	10,414	89,236	35,692	81,654	4,229
Non-interest income	268	—	10,946	—	3,915	11,611
Non-interest expense	(27,777)	(5,683)	(33,971)	(6,757)	(31,729)	(45,771)
Income (loss) before income taxes	36,984	4,731	66,211	28,935	53,840	(29,931)
Income tax expense (benefit)	8,506	1,088	15,229	6,655	12,383	(36,828)
Net income	$28,478	$3,643	$50,982	$22,280	$41,457	$6,897

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
	(in thousands)
Total non-interest income	$20,606	$21,270	$5,109	$16,027	$19,441
Net interest income	284,738	298,400	269,020	271,973	266,422
Net revenue	$305,344	$319,670	$274,129	$288,000	$285,863
Total non-interest expense	124,092	114,799	120,481	129,735	126,152
Pre-provision net revenue (1)	$181,252	$204,871	$153,648	$158,265	$159,711
Less:
Provision for credit losses	14,661	92,000	51,176	3,964	3,803
Income tax expense	30,822	19,599	18,508	26,236	28,533
Net income	$135,769	$93,272	$83,964	$128,065	$127,375

Efficiency Ratio by Quarter:
Total non-interest expense	$124,092	$114,799	$120,481	$129,735	$126,152
Divided by:
Total net interest income	284,738	298,400	269,020	271,973	266,422
Plus:
Tax equivalent interest adjustment	7,188	6,997	6,453	6,359	6,423
Total non-interest income	20,606	21,270	5,109	16,027	19,441
	$312,532	$326,667	$280,582	$294,359	$292,286
Efficiency ratio - tax equivalent basis (2)	39.7%	35.1%	42.9%	44.1%	43.2%

Tangible Common Equity:
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
	(dollars and shares in thousands)
Total stockholders' equity	$3,224,046	$3,102,414	$2,999,633	$3,016,748	$2,923,063
Less: goodwill and intangible assets	298,987	296,860	297,234	297,607	297,994
Total tangible common equity	2,925,059	2,805,554	2,702,399	2,719,141	2,625,069
Plus: deferred tax - attributed to intangible assets	1,689	1,796	1,861	1,921	2,005
Total tangible common equity, net of tax	$2,926,748	$2,807,350	$2,704,260	$2,721,062	$2,627,074
Total assets	$33,335,506	$31,906,396	$29,158,227	$26,821,948	$26,324,245
Less: goodwill and intangible assets, net	298,987	296,860	297,234	297,607	297,994
Tangible assets	33,036,519	31,609,536	28,860,993	26,524,341	26,026,251
Plus: deferred tax - attributed to intangible assets	1,689	1,796	1,861	1,921	2,005
Total tangible assets, net of tax	$33,038,208	$31,611,332	$28,862,854	$26,526,262	$26,028,256
Tangible common equity ratio (3)	8.9%	8.9%	9.4%	10.3%	10.1%
Common shares outstanding	100,825	100,849	101,153	102,524	102,639
Tangible book value per share, net of tax (3)	$29.03	$27.84	$26.73	$26.54	$25.60

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate financial condition and capital strength. In addition, we believe that use of tangible equity and tangible assets improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476